UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2011

(Date of earliest event reported)

GeoResources, Inc.

(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(Address of principal executive offices) (Zip Code)

(281) 537-9920

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2011, GeoResources, Inc. (the “Registrant”), as borrower, entered into a Third Amended and Restated Credit Agreement providing for a $450.0 million five-year senior secured revolving credit facility (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent; Comerica Bank and BBVA Compass, as Co-Syndication Agents; U.S. Bank, National Association and The Frost National Bank, as Co-Documentation Agents; and Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner (collectively, the “Lender”). The Amendment replaces the Registrant’s $250.0 million Second Amended and Restated Credit Agreement, dated July 13, 2009.

The initial borrowing base of the credit facility is $180.0 million, and is subject to redetermination on May 1 and November 1 of each year. The amounts borrowed under the Amendment bear annual interest rates at either (a) the London Interbank Offered Rate (“LIBOR”) plus 1.75% to 2.75% or (b) the prime lending rate of Wells Fargo plus .75% to 1.75%, depending on the amount borrowed under the credit facility. Principal amounts outstanding under the credit facility are due and payable in full at maturity on November 9, 2016. All of the obligations under the Amendment, and the guarantees of those obligations, are secured by substantially all of the Registrant’s assets. Additional payments due under the Amendment include paying a commitment fee to the Lender in respect of the unutilized commitments thereunder. The commitment rate ranges from .375% to .5% per year, depending upon the unutilized portion of the borrowing base in effect from time to time. The Registrant is also required to pay customary letter of credit fees.

The Amendment contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Registrant’s ability to incur additional indebtedness, create liens on assets, make investments, enter into sale and leaseback transactions, pay dividends and distributions or repurchase its capital stock, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable and engage in certain transactions with affiliates.

In addition, the Amendment requires the Registrant to maintain the following financial covenants: a current ratio of not less than 1.0 to 1.0 and a funded debt to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (“EBITDAX”) ratio of not greater than 4.0 to 1. EBITDAX is defined in the Amendment as, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest, income taxes, depreciation, depletion, amortization and exploration. The Amendment contains customary affirmative covenants and defines events of default for credit facilities of this type, including failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment default, a change of control and if Frank A. Lodzinski ceases to serve and function as President and Chief Executive Officer of the Registrant and Wells Fargo does not approve of Mr. Lodzinski’s successor. Upon the occurrence and continuance of an event of default, the Lender has the right to accelerate repayment of the loans and exercise its remedies with respect to the collateral.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.51 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.51	Third Amended and Restated Credit Agreement dated November 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

	By:	/s/ Frank A. Lodzinski

	Name:	Frank A. Lodzinski
Date: November 15, 2011	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.51	Third Amended and Restated Credit Agreement dated November 9, 2011